UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 24, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico (State or Other Jurisdiction of Incorporation)	66-0561882 (I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 24, 2007, First BanCorp. (the “Corporation”) entered into a Stockholder Agreement which completes a private placement of 9,250,450 shares of the Corporation’s common stock (“Common Stock”) to The Bank of Nova Scotia, a large financial institution with operations around the world (“BNS”), at a price of $10.25 per share pursuant to the terms of an Investment Agreement, dated February 15, 2007. The description of the significant terms of the Stockholder Agreement set forth in the Corporation’s Form 8-K dated February 21, 2007, including the right of BNS to require the Corporation to register the Common Stock for resale by BNS, or successor owners of the Common Stock, is incorporated herein by reference. The securities sold to BNS were issued pursuant to the exemption from registration in Section 4(2) of the Securities Act of 1933, as amended. A copy of the press release announcing the Stockholder Agreement is incorporated herein by reference from Exhibit 99.1.
Item 3.02 Unregistered Sale of Equity Securities.
The disclosure set forth in Item 1.01 above is hereby incorporated into this Item 3.02 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 27, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2007	FIRST BANCORP
	By:	/s/ Lawrence Odell
		Name:	Lawrence Odell
		Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 27, 2007